EXHIBIT 3.9


                            CERTIFICATE OF AMENDMENT
                                       OF
                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                      CENTURY PACIFIC FINANCIAL CORPORATION


         The undersigned, Daniel S. Guez, Chief Executive Officer of Century Pacific Financial Corporation (the "Corporation"), a corporation organized and existing by virtue of the General Corporation Law (the "GCL") of the State of Delaware, does hereby certify pursuant to Section 103 of the GCL as to the following:

         1. The name of the Corporation is Century Pacific Financial Corporation. The original name of the Corporation is Philco Financial Management Corp., and the original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on December 29, 1982.

         2. The terms and provisions of this Certificate of Amendment (i) have been approved by the Board of Directors of the Corporation in a resolution setting forth and declaring advisable the amendment contained herein and (ii) have been duly approved by the required number of shares of outstanding stock of the Corporation, in each case pursuant to and in accordance with Section 242 of the General Corporation Law of the State of Delaware.

         3.       Article  I  of  the   Corporation's   Amended   and   Restated
Certificate of Incorporation is hereby amended and restated as follows:

         "The name of this corporation is People's Liberation, Inc. (the "CORPORATION")."

         4.       Article  IV  of  the   Corporation's   Amended  and   Restated
Certificate of Incorporation is hereby amended and restated as follows:

         "A. Capital Stock. The aggregate number of shares of all classes of stock which the Corporation shall have authority to issue is 160,000,000 shares, of which 150,000,000 shares shall be classified as common stock, $0.001 par value per share ("Common Stock"), and 10,000,000 shares shall be classified as preferred stock, $0.001 par value per share ("Preferred Stock"). Effective as of 4:30 p.m. Eastern Standard Time on the date of filing of this Certificate of Amendment of Amended and Restated Certificate of Incorporation (the "Effective Time"), each share of Common Stock of the Corporation issued and outstanding or held as treasury shares at the Effective Time (the "Old Common Stock") shall automatically be reclassified and continued (the "Reverse Split"), without any action on the part of the holder thereof, as 0.108108 of one share of Common Stock subject to the special treatment described below. In connection with the Reverse Split, there will be special treatment of stockholders of record as of the Effective Time holding fewer than 925 shares of common stock to prevent those stockholders from holding less than 100 shares after the Reverse Split. The special treatment is being afforded to preserve round lot stockholders (i.e., holders owning at least 100 shares). Accordingly, stockholders holding less than 925 shares but at least 100 shares as of the Effective Time ("Eligible Holders"),


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         will  receive 100 shares of common stock after the Reverse  Split.  The
         Reverse Split will not affect the common stock held by stockholders holding less than 100 shares as of the Effective Time. No fractional shares will be issued for any fractional share interest created by the Reverse Split and held by a stockholder with more than 100 shares after the Reverse Split; those stockholders will receive a full share of common stock for any fractional share interests created by the Reverse Split.

         The Corporation's authorized shares of Common Stock, each having a par value of $0.001 per share, shall not be changed. The Corporation's stated capital shall be reduced by an amount equal to the aggregate par value of the shares of Common Stock issued prior to the effectiveness of this Certificate of Amendment which, as a result of the Reverse Split provided for herein, are no longer issued shares of Common Stock."


         IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment of Amended and Restated Certificate of Incorporation as of the 5th day of January, 2006.

                                    /S/ DANIEL S. GUEZ
                                    --------------------------------------------
                                    Daniel S. Guez,
                                    Chief Executive Officer